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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1
                                       to
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported)
                                 March 15, 1999




                        PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




           Arizona                         1-13704             86-0498857
(State or other jurisdiction             (Commission         (IRS Employer
        of incorporation)                 File Number)       Identification No.)



                            2030 East Speedway Blvd.
                              Tucson, Arizona 85719
               (Address of principal executive offices)(Zip Code)


                                 (520) 320-1000
              (Registrant's telephone number, including area code)
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Item 4. Changes in Registrant's Certifying Accountant

         (a) Effective March 15, 1999, the Company's client-auditor relationship with auditors Arthur Andersen LLP ceased.

         In the Company's Report on Form 10-KSB for the fiscal year ended March 31, 1998, Arthur Andersen LLP's opinion stated that the condensed consolidated financial statements had been prepared assuming that the Company will continue as a going concern. The footnotes to the statements discussed that the Company has suffered recurring losses from operations and has continued to generate cash deficits from its operating activities that raise substantial doubt about its ability to continue as a going concern.
Management's plans in regard to these matters were also described in the footnotes.

          During the approximately one year engagement of Arthur Andersen LLP as the Company's principal accountant to audit its financing statements, commencing with its fiscal year ended March 31, 1998, and within the meaning of Item 304 of Regulation S-K, Arthur Andersen LLP did not inform the Company of any disagreements, reportable events, or any dispute relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.


Item 7.  Exhibits

         Exhibit 1      Letter dated 3/15/99 from Arthur Andersen LLP         3



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIC MANAGEMENT SYSTEMS, INC.


Dated: April 27, 1999               By: /s/James M. Heim
                                       -----------------------------------------
                                           James M. Heim
                                           President and Chief Executive Officer